UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2019, Inpixon (the “Company”) received notice from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that based upon the Company’s continued non-compliance with the Minimum Bid Price Requirement (as defined below), the Company’s common stock would be subject to delisting from the Nasdaq Capital Market (the “Staff Delisting Determination”), unless the Company timely requests an appeal hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to request a hearing to appeal the Staff Delisting Determination, which will stay the suspension and delisting action pending the issuance of a written decision by the Panel.

As previously disclosed by the Company, on May 30, 2019, the Staff notified the Company that it did not evidence compliance with the minimum $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with the Nasdaq Listing Rules, the Company was provided with a 180 calendar day period, through November 26, 2019 (the “Compliance Deadline”), to regain compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A)(ii), certain companies may be eligible for a second 180-day period to regain compliance; however, such additional compliance period is not available if it does not appear to Nasdaq that it is possible for the Company to cure the deficiency.

The Staff indicated that the Company is not eligible for a second 180-day period because they do not believe that it is possible for the Company to achieve and sustain compliance. While the Company meets all the quantitative requirements, the Staff’s determination is based on the Company’s history of repeated non-compliance with the Minimum Bid Price Requirement and multiple share issuances resulting in substantial dilution and the erosion of shareholder value.

The Company has received stockholder approval to effect a reverse stock split of its issued and outstanding shares of common stock to satisfy the Minimum Bid Price Requirement and intends to submit an updated plan of compliance prior to the hearing before the Panel; however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to (i) Nasdaq’s acceptance of the Company’s plan to regain compliance with the Minimum Bid Price Requirement and (ii) the Company’s ability to regain or maintain compliance with the Minimum Bid Price Requirement or any other Nasdaq continued listing requirement. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 27, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer